Filed under Rule 424 (b)(3), File No. 333-132201
                           Pricing Supplement No. 61 - dated 07/23/2007
                                    (To prospectus dated 03/07/2006 and
                                prospectus supplement dated 03/30/2006)

Toyota Motor Credit Corporation

===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89240AHF0     	100%       	0.625%            99.375%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.250%      Semi-Annual 	02/22/2011      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of August and February of each year commencing 2/20/2008, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 08/20/2008 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.




===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================

89240AHG8      100%       	1.500%            98.500%

-------------------------------------------------------------------


===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.700%      Semi-Annual 	08/21/2017      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of August and February of each year commencing 2/20/2008, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 08/20/2009 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.


===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================

89240AHH6      100%       	2.000%            98.000%

-------------------------------------------------------------------


===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.800%	Monthly 	08/22/2022      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates:  The 20th day of each month commencing
9/20/2007, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 08/20/2010 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.





===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================

89240AHJ2      100%       	2.500%            97.500%

-------------------------------------------------------------------


===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    6.000%	Semi-Annual 	08/20/2032      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of August and February of each year commencing 2/20/2008, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 08/20/2012 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.


====================================================================

Toyota Motor Credit Corporation
19001 S. Western Ave
Torrance, California 90509

Trade Date:  07/27/2007
Issue Date:  08/01/2007
Minimum Denominations/Increments: $1,000/$1,000

Original Issue Discount: No
Form: Book-entry

All trades settle without accrued interest and clear SDFS: DTC Book-
entry only
Merrill Lynch DTC Participant Number:  161


(1) Expressed as a percentage of the minimum denomination


                                                   Merrill Lynch & Co.
                                                   Purchasing Agent
                                                   Acting as Principal
=======================================================================